Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the common stock par value $0.001 per share of PTC Therapeutics, Inc., a Delaware corporation, and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 14, 2014	PAUL G. ALLEN

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Attorney-in-fact for Paul G. Allen

Dated: February 14, 2014	VULCAN VENTURES INCORPORATED

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President

Dated: February 14, 2014	VULCAN CAPITAL VENTURE CAPITAL MANAGEMENT I LLC

By Vulcan Ventures Incorporated, its Managing Member

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President

Dated: February 14, 2014	VULCAN CAPITAL VENTURE CAPITAL I LLC

By Vulcan Capital Venture Capital Management I LLC, its Manager
By Vulcan Ventures Incorporated, its Managing Member

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President

Dated: February 14, 2014	COUGAR INVESTMENT HOLDINGS LLC

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President

Dated: February 14, 2014	VCVC MANAGEMENT III LLC

By Cougar Investment Holdings LLC, its Managing Member

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President

Dated: February 14, 2014	VCVC III LLC

By VCVC Management III LLC, its Manager
By Cougar Investment Holdings LLC, its Managing Member

	By:	/s/ PAUL GHAFFARI
	Name:	Paul Ghaffari
	Title:	Vice President